EX-99.23.j.ii
                          INDEPENDENT AUDITOR'S CONSENT

      We consent to the incorporation by reference in this Post-Effective Amendment No. 19 to Registration Statement 333-85083 of AmeriPrime Advisors Trust's on Form N-1A of our report dated September 8, 2000 appearing in the Annual Report of the Polynous Growth Fund (a series of Polynous Trust) for the year ended July 31, 2000.

Deloitte & Touche LLP
/s/
February 1, 2001